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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT                           NOVEMBER 15, 1995
 (DATE OF EARLIEST EVENT REPORTED)                 -----------------


                              BUFFTON CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                        COMMISSION FILE NUMBER   1-9822
                                                 --------

               DELAWARE                                 75-1732794
-----------------------------------                     ----------
       STATE OR OTHER JURISDICTION          (I.R.S. EMPLOYER IDENTIFICATION NO.)
           OF INCORPORATION)

           226 BAILEY AVENUE
              SUITE 101
           FORT WORTH, TEXAS                              76107
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (817) 332-4761
                                                          --------------
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ITEM 2.  OTHER EVENTS

          On June 23, 1988, the Board of Directors of Buffton Corporation, a Delaware corporation (the "Company") declared a dividend distribution of one Right (a "Right") for each outstanding share of the Company's common stock, $.05 par value ("Common Stock") to stockholders of record on July 3, 1988. Each share of Common Stock of the Company issued after July 3, 1988, was also issued with a Right. On November 15, 1995, the Company amended certain provisions of the Rights.

          Each Right entitles the registered holder to purchase from the Company a unit consisting of one one-hundredth of a share (a "Unit") of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a Purchase Price of $28.50 per Unit, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as amended (the "Rights Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Rights Agent. A copy of the original Rights Agreement was previously filed with the Securities and Exchange Commission as Exhibit 1 to the Company's form 8-K dated June 23, 1988 ( Commission file number 1-9822), and is incorporated herein by reference. The Rights Amendment Agreement dated November 15, 1995, is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

          The Rights are currently attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificate have been distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date"), or (ii) 10 days following commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 15% or more of such outstanding shares of Common Stock. Until the Distribution Date,
(i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after July 3, 1988 contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates of Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 5, 1998, unless earlier redeemed by the Company as described below.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors and except in connection with shares of Common Stock issued upon the exercise of employee stock options or the conversion of convertible securities, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Stock

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will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment (after certain payments to the holders of Common Stock) of 100 times the payment made per share of Common
Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. The Preferred Stock may be redeemed at the option of the Company at any time, in whole or in part, at a redemption price equal to 100 times the current per share market price of the Common Stock.

          Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of the one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

          In the event that, (i) at any time following the Distribution Date,
(x) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged, (y) an Acquiring Person engages in one or more "self-dealing" transactions as set forth in the Rights Agreement or (z) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split) or (ii) a Person becomes
                           ----
the beneficial owner of more than 15% of the then outstanding shares of Common Stock except pursuant to an offer for all outstanding shares of Common Stock which the independent directors determine to be fair to, and otherwise in the best interests of, stockholders, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at an exercise price of $28.50 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $57 worth of Common Stock (or other Consideration, as noted above) for $28.50. Assuming that the Common Stock had a per share value of $2.00 at such time, the holder of each valid Right would be entitled to purchase approximately 28 1/2 shares of Common Stock for $28.50.

          In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or its Common Stock is changed or exchanged (other than a merger which follows an offer described in clause (iii) of the second preceding paragraph), or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right. The

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events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

          The Purchase Price payable, and the number of units of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

          With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

          At any time until ten days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash or stock). Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

          The term "Continuing Directors" means any member of the Board of Directors of the Company who, with reference to an Acquiring Person (or certain related parties), was a member of the Board prior to the time such person became an Acquiring Person (or related party), and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

          Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in

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order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing
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redemption shall be made at such time as the Rights are not redeemable.

          This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement. A press release relating to the Rights, dated November 15, 1995, is attached hereto as
Exhibit 99.1 and is incorporated herein by reference.



ITEM 7.  EXHIBITS AND FINANCIAL STATEMENTS

     4.1 Rights Agreement dated June 23, 1988, between Buffton Corporation and Texas American Bank/Fort Worth, N.A. (incorporated by reference from the Company's 8-K filed on June 23, 1988, commission file number 1-
          9822).

     4.2 Rights Amendment Agreement dated November 15, 1995, between Buffton Corporation and Continental Stock Transfer & Trust Company.

     99.1 Press Release of the Company dated November 15, 1995.

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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      BUFFTON CORPORATION



  Dated:  November 15, 1995           /s/  ROBERT KORMAN
                                      ------------------------------------------
                                           ROBERT KORMAN
                                           SECRETARY

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                              BUFFTON CORPORATION

                                 EXHIBIT INDEX

  4.1 Rights Agreement dated June 23, 1988, between Buffton Corporation and Texas American Bank/Fort Worth, N.A. (incorporated by reference from the Company's Form 8-K dated June 23, 1988, Commission number 1-9822).

* 4.2 Rights Amendment Agreement dated November 15, 1995, between Buffton Corporation and Continental Stock Transfer & Trust Company.

* 99.1 Press Release of the Company dated November 15, 1995.

__________

*Filed herewith.